SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549


                                _________

                                FORM 8-K

                             CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the

                     Securities Exchange Act of 1934

                      Date of Report:  May 23, 1995
                    (Date of earliest event reported)

                     JOHN DEERE CAPITAL CORPORATION
           (Exact name of registrant as specified in charter)

                                DELAWARE
             (State or other jurisdiction of incorporation)

                                 1-6458
                        (Commission File Number)

                               36-2386361
                    (IRS Employer Identification No.)

                                Suite 600
                     First Interstate Bank Building
                           1 East First Street
                           Reno, Nevada 89501
          (Address of principal executive offices and zip code)

                              (702)786-5527
          (Registrant`s telephone number, including area code)

                 _______________________________________

                           Page 1 of 4 pages.
                     The Exhibit Index appears at Page 4

Item 5. Other Information Events.

 The following is disclosed on behalf of the Company's United
States credit
 subsidiary, John Deere Capital Corporation, in connection with the disclosure requirements of programs providing for the issuance of debt securities:

 "John Deere Capital Corporation's (Capital Corporation) net income was $33.3 million in the second quarter and $60.7 million year-to-date in 1995 compared with
 $25.9 million and $48.9 million in the same periods last year. Net income for both the quarter and the first six months was favorably affected by increased gains on the sale of retail notes and a larger average portfolio financed. The average balance of credit receivables and leases financed was 16 percent higher in the second quarter and 18 percent higher in the first six months of 1995 compared with the same periods last year.

 Credit receivable and lease acquisitions increased 15 percent during the second quarter and 17 percent year-to-date compared with a year ago. Acquisitions of John
 Deere equipment notes were 16 percent higher in the current year, primarily due to increased retail sales of John Deere equipment. Acquisitions of retail notes, revolving charge accounts and wholesale receivables all increased during the first six months of this year compared with 1994. Year-to-date retail notes acquired totaled $1.416 billion, a 15 percent increase over 1994 acquisitions.

 Credit receivables and leases financed by the Capital
Corporation were $3.796
 billion at April 30, 1995 compared with $3.757 billion one year ago. The Capital
 Corporation securitized and sold retail notes for which it received proceeds of
 $1.245 billion during the past 12 months, including $722 million received in April
 1995. These sales mostly offset the increase in credit receivables resulting from acquisitions exceeding collections in the same period. Credit receivables and leases administered, which include receivables previously securitized and sold, totaled $5.294 billion at April 30, 1995 compared with $4.694 billion at April 30,
 1994. "


 Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


 (c)    Exhibits


    (99)    Press release and additional information of Deere &
Company

Signature

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant
 has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                             JOHN DEERE CAPITAL CORPORATION



                              By  /s/ Frank S. Cottrell
                                 Frank S. Cottrell, Secretary

 Dated:  May 23, 1995

                              EXHIBIT INDEX


                                                  Sequential
 Number and Description of Exhibit                         Page
Number


 99.    Press release and additional information of

    Deere & Company (Incorporated by reference to Deere & Company Current Report on Form 8-K dated May 23, 1995, file number 1-4121).